UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 1, 2019

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9, rue Pages, 92150 Suresnes, France

(Address of principal executive offices, including zip code)

+33 (0) 1 46 25 06 0

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Domestic Issuer Status

Effective January 1, 2019, Talend S.A. (the “Company”) will begin to file periodic reports and registration statements on U.S. domestic issuer forms with the Securities and Exchange Commission, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms available to a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Prior to January 1, 2019, the Company qualified as a foreign private issuer.

Disclosure Channels to Disseminate Information

The Company announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, the Company’s website (www.talend.com), the investor relations section of its website (investor.talend.com), its blog (www.talend.com/blog), and/or social media, including its Twitter accounts (@Talend and @TalendFR), in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages investors and others to review the information it makes public in these locations, as such information could be deemed to be material information. Please note that this list may be updated from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

	By:	/s/ Adam Meister
Adam Meister
Chief Financial Officer

Date: January 4, 2019